EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

I AM SMART TECHNOLOGY, INC.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our reports dated May 9, 2011, relating to the financial statements of I AM SMART TECHNOLOGY, INC. as of December 31, 2010, 2009 and 2008 and the years ended December 31, 2010, 2009 and the period from June 30, 2008 (inception) through December 31, 2008.

  /s/ Anton & Chia, LLP

Newport Beach, California

May 16, 2011